Exhibit 4.3
[SPECIMEN WARRANT CERTIFICATE]
[THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED.
THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANT) ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, SET FORTH IN THE WARRANT AGREEMENT, DATED AS OF [   ], 2008, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE WARRANT AGENT’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE. ]1
[SOME OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE PURSUANT TO SECTION 3 OF THAT CERTAIN INITIAL SECURITIES SUBSCRIPTION AGREEMENT DATED AS OF MARCH 14, 2008, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF LIBERTY LANE ACQUISITION CORP.]2

No.	Warrants
CUSIP No.
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME, ON THE EXPIRATION DATE
LIBERTY LANE ACQUISITION CORP.
Warrant Certificate evidencing
Warrants to Purchase Common Stock, par value $0.001, as described herein.
THIS CERTIFIES THAT, for value received                                                                                  , or its registered assigns, is the registered holder of a Warrant or Warrants (the “Warrant”) expiring on the earlier of (i)                                         , 2013 and (ii) the date fixed for calling the Warrant as provided in Section 6 of the Warrant Agreement (as defined below) (the “Expiration Date”) to purchase one fully paid and non-assessable share of Common Stock, par value $0.001 per share (the “Shares”), of Liberty Lane Acquisition Corp., a Delaware corporation (the “Company”), for each whole Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the completion of a Business Combination by the Company and

[1]	To be inserted only in Warrant Certificates representing Initial Warrants and Insider Warrants.

[2]	To be inserted only in Warrant Certificates representing Initial Warrants.

(ii)                                                             , 2009 [one year after the date of the final prospectus relating to the Public Offering], such number of Shares of the Company at the price of $  per Share, upon surrender of this Warrant Certificate accompanied by the annexed duly executed subscription form and payment of the Warrant Price (whether in cash or by cashless exercise only as permitted by the Warrant Agreement) at the office or agency of American Stock Transfer & Trust Company (the “Warrant Agent”), but subject to the conditions set forth herein and in the Warrant Agreement. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term “Warrant Price” as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.
     This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [                                        ], 2008 (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the office of the Warrant Agent and at the office of the Company at One Liberty Lane, Hampton, New Hampshire 03842. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Warrant Agreement.
     No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.
     Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the Registered Holder hereof or its assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.
     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.
     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
     The Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Registered Holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     Warrants may be separated, traded and exercised only in increments of one whole Warrant. Each Warrant (including any Warrant or fraction of a Warrant represented by a Unit) not exercised on or before the Expiration Date shall become void.

     This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.
     Subject to the limitations set forth in Section 6 of the Warrant Agreement, the Company reserves the right to call the Warrant at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving thirty (30) days prior written notice of such call at any time after the Warrant becomes exercisable if the last sales price of the Shares has been at least $12.00 per Share (the “Trigger Price”) for any twenty (20) trading days within a thirty (30) trading day period ending on the third business day prior to the date on which notice of the call is given (the “Measurement Period”). The Warrant may not be called unless the Warrant and the Shares are covered by an effective registration statement and a current prospectus from the beginning of the Measurement Period through the date fixed for the call. The call price of the Warrants is to be $0.01 per Warrant. Any Warrant subject to redemption either not exercised or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $0.01 call price. The Trigger Price is subject to adjustments as provided in the Warrant Agreement. If the Company calls the Warrant for redemption as described above, it will have the option to require the holder that wishes to exercise the Warrant to do so on a cashless basis. In such event, each holder would pay the Warrant Price by surrendering the Warrants in exchange for that number of Shares equal to the quotient obtained by dividing (x) the product of the number of Shares underlying the Warrants, multiplied by the difference between the Warrant Price and the Fair Market Redemption Value (as defined below) by (y) the Fair Market Redemption Value. The “Fair Market Redemption Value” shall mean the average reported last sale price per Share for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holder; provided, that if the Fair Market Redemption Value cannot be so determined, the “Fair Market Redemption Value” shall be determined by the Board of Directors of the Company, in good faith.
     THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).
     This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated as of                                         , 2008

LIBERTY LANE ACQUISITION CORP.
By:
Name:
Title:

COUNTERSIGNED:
Dated:
AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Authorized Officer

SUBSCRIPTION FORM – CASH EXERCISE
To Be Executed by the Registered Holder in Order to Exercise Warrants
     The undersigned Registered Holder irrevocably elects to exercise                                                               Warrants represented by this Warrant Certificate, and to purchase the Shares issuable upon the exercise of such Warrants by tendering payment for such Shares to the order of Liberty Lane Acquisition Corp. in the amount of $                                                            , and requests that Certificates for such Shares shall be registered in the name of:
(PLEASE TYPE OR PRINT NAME AND ADDRESS)
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to:
(PLEASE PRINT OR TYPE NAME AND ADDRESS)
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:
Dated:
(SIGNATURE)
(ADDRESS)
(TAX IDENTIFICATION NUMBER)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad–15).

SUBSCRIPTION FORM – CASHLESS EXERCISE
To Be Executed by the Registered Holder in Order to Exercise Warrants
The undersigned Registered Holder irrevocably elects (i) to exercise                                          Warrants represented by this Warrant Certificate, and (ii) to surrender                                          Warrants represented by this Warrant Certificate (with an aggregate “Fair Market Redemption Value” [or “Fair Market Value”]3 of $                      based on a “Fair Market Redemption Value” [or “Fair Market Value”]4 of $                     ) to purchase the Shares issuable upon the exercise of the Warrants exercised hereby, and requests that Certificates for such Shares shall be issued in the name of:
(PLEASE TYPE OR PRINT NAME AND ADDRESS)
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to:
(PLEASE PRINT OR TYPE NAME AND ADDRESS)
and, if such number of Warrants exercised and surrendered shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:
Dated:
(SIGNATURE)
(ADDRESS)
(TAX IDENTIFICATION NUMBER)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad–15).

[3]	To be inserted only in Warrant Certificates representing Initial Warrants and Insider Warrants.

[4]	To be inserted only in Warrant Certificates representing Initial Warrants and Insider Warrants.

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants
For Value Received,                                          hereby sells, assigns, and transfers unto:
(PLEASE TYPE OR PRINT NAME AND ADDRESS)
(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
                                         of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints                                          Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.
Dated:
(SIGNATURE)
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad–15).